EXHIBIT 10.4

PRIVATE UNIT SUBSCRIPTION AGREEMENT

BETWEEN THE REGISTRANT, THE SPONSOR, AND THE REPRESENTATIVE

Southern Cross Acquisition II Corp.

1412 Broadway, 21st Floor Suite 21V

New York, NY 10018

August 25, 2026

Ladies and Gentlemen:

Southern Cross Acquisition II Corp. (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (File No. 333-297331) (“Registration Statement”).

The undersigned hereby commit to purchase an aggregate of 224,550 units (or up to 227,363 units if the overallotment option is exercised in full by D. Boral Capital LLC, the representative of underwriters of the IPO (“D. Boral”)) of the Company (“Private Units”), each Private Unit consisting of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Share”), one redeemable warrant, with each warrant to acquire one Ordinary Share (each a “Warrant”), and one right to receive one-fourth (1/4) of one Ordinary Share (each a “Right”), at $10.00 per Private Unit, for a purchase price of $2,245,500 (or up to $2,273,630 if the over-allotment option is exercised in full by D. Boral) (the “Private Unit Purchase Price”). Of these Private Units, Southern Cross Acquisition II Sponsor Corp. will purchase 205,800 Private Units (regardless of the exercise of the over-allotment option), and D. Boral will purchase 18,750 Private Units (or up to 21,563 Private Units if the over-allotment option is exercised in full by D. Boral).

The undersigned will ensure that its pro-rata portion of the Private Unit Purchase Price is available for deposit into the Trust Fund upon consummation of the IPO.

The consummation of the purchase and issuance of the Private Units shall occur simultaneously with the consummation of the IPO. Simultaneously with the consummation of the IPO, the Company shall deposit the Private Unit Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public shareholders as described in the Registration Statement. If the Company does not complete the IPO within ten (10) days from the date of this letter, the Private Unit Purchase Price (without interest or deduction) will be returned to the undersigned.

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The Private Units will be identical to the units to be sold by the Company in the IPO. Additionally, each undersigned agrees:

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to vote the Ordinary Shares included in the Private Units in favor of any proposed Business Combination and/or an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to modify the amount of time or substance that Company has to consummate a Business Combination;

•

not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would stop the Company’s public shareholders from converting or selling their Ordinary Shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s Ordinary Shares sold in the IPO if the Company does not complete an initial Business Combination within the prescribed period as provided under the Company’s Amended and Restated Memorandum and Articles of Association (the “Prescribed Period”), unless the Company provides the holders of Ordinary Shares sold in the IPO with the opportunity to, at least two business days prior to any vote on any such amendment, elect to redeem their Ordinary Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Fund, including interest earned on Trust Fund and not previously released to the Company to pay the Company’s franchise and income taxes, divided by the number of then outstanding Ordinary Shares sold in the IPO;

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not to convert any Ordinary Shares included in the Private Units into the right to receive cash from the Trust Fund (i) in connection with the consummation of a Business Combination, (ii) in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Company’s public shares if the Company does not complete the Company’s initial Business Combination within the Prescribed Period, and (iii) if the Company fails to consummate a Business Combination within the Prescribed Period or if the Company liquidates prior to the expiration of the within the Prescribed Period. However, the undersigned will participate in liquidation distribution with respect to any units or Ordinary Shares purchased by the undersigned in the IPO or in the open market; and

•

the Private Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

Further, each undersigned agrees that its Private Units, and any underlying securities are not transferable or salable until the completion of the Company’s initial Business Combination, except for transfer (i) among the insiders or to the insiders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a Business Combination, (vii) in connection with the consummation of a Business Combination, (viii) in the event of the Company’s liquidation prior to its consummation of an initial Business Combination or (ix) in the event that, subsequent to the consummation of an initial Business Combination, the Company completes a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with the Company’s prior written consent) on the condition that prior to such registration for transfer, the security agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such permitted transferee agrees to be bound by the transfer restrictions contained in any applicable agreement the transferor is bound by.

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Each undersigned acknowledges and agrees that the purchaser of the Private Units will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to an insider letter.

Each undersigned hereby represents and warrants that:

(a)	it has been advised that the Private Units have not been registered under the Securities Act;

(b)

it is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D, and it has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act;

(c)	it will be acquiring the Private Units for its account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof;

(d)	it did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act;

(e)	it has no present intention of selling or otherwise disposing of the Private Units in violation of the securities laws of the United States;

(f)

it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities which have been requested by the undersigned. The undersigned understands that its investment in the securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the securities;

(g)

The undersigned has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the securities and is able to bear the economic risk of an investment in the securities in the amount contemplated hereunder for an indefinite period of time. The undersigned has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the securities. The undersigned can afford a complete loss of its investment in the securities;

(h)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(i)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter;

(j)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it;

(k)

The undersigned hereby acknowledges that it is aware that the Company will establish the Trust Fund for the benefit of its public stockholders upon the closing of the IPO. The undersigned hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Fund, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the undersigned may have in respect of any Ordinary Shares held by it, and any securities of the Company acquired by undersigned other than as a result of this Agreement. The undersigned hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Fund, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Fund that it may have now or in the future, except for redemption and liquidation rights, if any, the undersigned may have in respect of any Ordinary Shares held by it, and any securities of the Company acquired by undersigned other than as a result of this Agreement. In the event the undersigned has any Claim against the Company under this Agreement, the undersigned shall pursue such Claim solely against the Company and its assets outside the Trust Fund and not against the property or any monies in the Trust Fund, except for redemption and liquidation rights, if any, the undersigned may have in respect of any Ordinary Shares held by it; and

(l)

The undersigned hereby agrees that neither it, nor any person or entity acting on its behalf, will engage in any Short Sales with respect to securities of the Company prior to the closing of the Business Combination. For purposes of this Agreement, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis).

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The Company represents and warrants that neither the Company nor, to its knowledge, any of its affiliates, members, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

This letter agreement constitutes the entire agreement between the undersigned and the Company with respect to the purchase of the Private Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

[signature page follows]

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Very truly yours, Southern Cross Acquisition II Sponsor Corp.

By:	/s/ Peizhong Yu
Name: Peizhong Yu Title: Director

D. Boral Capital LLC

By:	/s/ Stephanie Hu
Name: Stephanie Hu Title: Co-Head of Investment Banking

Accepted and Agreed: Southern Cross Acquisition II Corp.

By:	/s/ Ally Tong Zhang
Name: Ally Tong Zhang Title: Chief Executive Officer

[signature page to private units subscription agreement – Southern Cross Acquisition II Corp.]

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